EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT


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                                                                      EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Darden Restaurants, Inc.:

     We consent to incorporation by reference in the Registration Statement (No. 33-93854) on Form S-3 and Registration Statements (Nos. 33-92702 and 33-92704) on Form S-8 of Darden Restaurants, Inc. of our report dated June 19, 1998, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 31, 1998 and May 25, 1997 and the related consolidated statements of earnings (loss) and cash flows for each of the fiscal years in the three-year period ended May 31, 1998, which report is incorporated by reference to page 8 of the 1998 Financial Statements booklet in the Registrant's 1998 Annual Report to Stockholders in the May 31, 1998 Annual Report on Form 10-K of Darden Restaurants, Inc.

                                   /s/ KPMG Peat Marwick LLP

Orlando, Florida
August 14, 1998